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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):                   June 2, 2000


                               Neogen Corporation
             (Exact name of registrant as specified in its charter)


           Michigan                    0-17988              38-2367843
(State or other jurisdiction of      (Commission           (IRS Employer
        incorporation)               File Number)        Identification No.)


            620 Lesher Place, Lansing, Michigan                  48912
         (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:              (517) 372-9200


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         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On June 2, 2000, Neogen Corporation purchased substantially all of the assets of AmVet Pharmaceuticals of Yaphank, New York. AmVet owns formulas for 25 different veterinary products under approximately 40 labels, the majority of which are sold under the AmVet name. There is no relationship between AmVet and Neogen or any of their affiliates.

The consideration for the sale, which was determined through arms length negotiations, subject to certain post closing adjustments, was $3,400,000, and up to an additional $1,000,000 based on levels of post closing revenues. The source of cash consideration was available Neogen cash balances.

Neogen intends to move the business to Lexington, Kentucky and integrate it with its Animal Safety Division.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) (1) and (b) (1) Financial Statements of the business acquired and any proforma financial statements of the business acquired will be filed within 60 days of June 16, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Neogen Corporation
                                            (Registrant)


Date:  June 16, 2000                        By:        s/ Richard R. Current
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                                                   Richard R. Current
                                                   Vice President and CFO














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